UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIM ETF PRODUCTS TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5701 Golden Hills Drive, Minneapolis, MN	55416-1297
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value

AllianzIM U.S. Large Cap Buffer10 Aug ETF	NYSE Arca, Inc.
AllianzIM U.S. Large Cap Buffer20 Aug ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	[ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	[ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-235734

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of AIM ETF Products Trust (the “Trust”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 19 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on April 19, 2023, which description is incorporated herein by reference.

Each series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:

AllianzIM U.S. Large Cap Buffer10 Aug ETF	93-1813386
AllianzIM U.S. Large Cap Buffer20 Aug ETF	93-1846846

Item 2.	Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

2.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

3.
The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 18th day of July, 2023.

AIM ETF PRODUCTS TRUST

By:	/s/ Brian Muench
Name:	Brian Muench
Title:	President